Seer Reports First Quarter 2024 Financial Results

Demonstrated the power of the Proteograph Product Suite with a growing number of customer presentations and publications

REDWOOD CITY, Calif. May 8, 2024 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the first quarter ended March 31, 2024.

Recent Highlights

•
Achieved revenue of $3.1 million for the first quarter of 2024
•
Announced the expansion of the Seer Technology Access Center (STAC) program to Europe, providing researchers with end-to-end services from sample to data
•
Further validated the power of the Proteograph Product Suite with three peer-reviewed publications in leading journals since the beginning of the year, with additional manuscripts available on pre-print servers
•
Launched the 2024 Seer Insights Grant Program to enable interesting studies and applications of the Proteograph Product Suite, further increasing the accessibility of deep, unbiased proteomic data at scale
•
Authorized an open-market share repurchase program of up to $25 million
•
Ended the quarter with $359.2 million of cash, cash equivalents and investments

“We are committed to reducing barriers to the commercial adoption of our differentiated technology, despite experiencing continued headwinds in the quarter. We are taking every action to increase accessibility to the Proteograph by focusing our resources on our commercial reach while preserving our balance sheet,” said Omid Farokhzad, Chair and CEO of Seer. “Following the successful launch of STAC in the US, we are excited to announce we are expanding into Europe providing end-to-end services from sample to data for researchers across the region. We remain incredibly bullish on the potential of our technology to transform our understanding of the proteome.”

First Quarter 2024 Financial Results

Revenue was $3.1 million for the first quarter of 2024, a 24% decrease from $4.1 million for the corresponding prior year period, primarily due to a decrease in product and related party revenue. Product revenue for the first quarter of 2024 was $2.5 million, including $828 thousand of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $534 thousand for the first quarter of 2024, including $126 thousand of related party revenue, and primarily consisted of revenue related to the STAC program. Grant and other revenue was $36 thousand for the first quarter of 2024.

Gross profit, inclusive of grant and other revenue, was $1.4 million and gross margin was 44% for the first quarter of 2024.

Operating expenses were $26.6 million for the first quarter of 2024, including $7.6 million of stock-based compensation, a decrease of 10% compared to $29.5 million for the corresponding prior year period, including $8.7 million of stock-based compensation. The decrease in operating expenses was primarily driven by a decrease in employee and stock-based compensation expenses and a decrease in laboratory expenses.

Net loss was $20.7 million for the first quarter of 2024, as compared to $24.0 million for the corresponding prior year period.

Cash, cash equivalents and investments were $359.2 million as of March 31, 2024.

Seer announced today that its board of directors authorized an open-market share repurchase program of up to $25 million, which we expect will be effective upon the opening of Seer’s trading window. Under the repurchase program, shares may be repurchased from time to time in open market transactions at prevailing market prices.

2024 Guidance

Seer now expects full year 2024 revenue to be in the range of $16 million to $18 million, which is in line with full year 2023 revenue.

Webcast Information

Seer will host a conference call to discuss the first quarter 2024 financial results on Wednesday, May 8, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, customer publications and adoption and outlook for fiscal year 2024. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (SEC) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

Seer, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product	$1,668	$2,343
Service	408	69
Related party	954	1,306
Grant and other	36	335
Total revenue	3,066	4,053
Cost of revenue:
Product	991	1,436
Service	269	7
Related party	312	478
Grant and other	133	64
Total cost of revenue	1,705	1,985
Gross profit	1,361	2,068
Operating expenses:
Research and development	12,265	14,474
Selling, general and administrative	14,288	15,039
Total operating expenses	26,553	29,513
Loss from operations	(25,192)	(27,445)
Other income (expense):
Interest income	4,586	3,717
Other expense	(73)	(231)
Total other income	4,513	3,486
Net loss	$(20,679)	$(23,959)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(329)	1,158
Comprehensive loss	$(21,008)	$(22,801)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.38)
Weighted-average common shares outstanding, basic and diluted	64,586,056	63,543,094

Seer, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,398	$32,499
Short-term investments	254,152	283,725
Accounts receivable, net	3,815	4,831
Related party receivables	989	559
Other receivables	1,346	1,326
Inventory	5,809	4,491
Prepaid expenses and other current assets	3,641	3,082
Total current assets	324,150	330,513
Long-term investments	50,642	56,858
Operating lease right-of-use assets	24,571	25,177
Property and equipment, net	21,175	22,193
Restricted cash	524	524
Other assets	900	1,004
Total assets	$421,962	$436,269
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,564	$1,370
Accrued expenses	7,572	9,212
Deferred revenue	269	206
Operating lease liabilities, current	2,280	2,295
Other current liabilities	145	139
Total current liabilities	12,830	13,222
Operating lease liabilities, net of current portion	25,404	25,964
Other noncurrent liabilities	173	179
Total liabilities	38,407	39,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023; zero shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 60,891,711 and 60,253,707 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 4,044,969 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	710,527	702,868
Accumulated other comprehensive loss	(521)	(192)
Accumulated deficit	(326,452)	(305,773)
Total stockholders’ equity	383,555	396,904
Total liabilities and stockholders’ equity	$421,962	$436,269